UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Elanco Animal Health Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On February 29, 2024, Elanco Animal Health Incorporated sent the following communication to employees:

TL;DR:

•	Ancora targets Elanco.
•	Nothing changes. This is a process that may continue for several months. We’ve been here before.
•	We have full support and alignment by the Board and management team for the strategy, the team and track we are on.
•	We have momentum, both against our strategy and in share price, up 39% over the past year.

Dear Elanco Team,

Today, you may have seen a press release from one of our shareholders, Ancora Holdings Group. This wasn’t unexpected. We issued a press release in response, which you can read here.

As you know, we have collaborated with these types of investors in the past and will continue to gather shareholder feedback. We remain focused on advancing our strategy to deliver our three priority outcomes in 2024 – Growth, Innovation, and Cash.

We are proud of our position as an industry leader in animal health, and our collective accomplishments. To date, we have:

•         Returned the company to growth, guiding to topline growth for 2024.

•         Advanced our strong innovation pipeline.

•         Momentum and the most robust pipeline in our history.

•         Six new potential blockbusters expected on the market by 2025.

•         Progressing a portfolio of next generation development projects in significant markets with meaningful growth and earnings potential, which we believe will allow us to deliver consistent high impact innovation through the second half of the decade.

We regularly engage with our shareholders and are always open to ideas that may support our success. To date, we have only had two meetings with Ancora and they have continually denied a more productive dialogue. We will continue our efforts to engage with Ancora and to review their director candidates. The Board is committed to acting in the best interest of the Company and will present recommendations regarding director nominations in the Company’s annual proxy statement to shareholders in the coming months.

I am confident that, with continued hard work and focus, we will deliver on our growth objectives and drive sustainable value for our shareholders and all stakeholders. Importantly, we have full support and alignment of the Board and the management team for the strategy, our Elanco team, and the track we are on.

Shareholders have also been rewarded. Elanco stock is up 39% over the past year, reaching a 52-week high earlier this week and significantly outperforming its peers.

As a result of today’s release, you are likely to see greater media attention focused on Elanco. I want to be clear that, in terms of our day-to-day, it is business as usual. We have a small, dedicated team engaged on this matter so we can continue to focus our efforts on advancing our Innovation, Portfolio and Productivity (IPP) strategy and delivering value for customers.

It’s possible you may receive calls from media or investors about this matter. As a reminder, all such inquiries should be directed to Colleen Dekker in Corporate Communications or Katy Grissom in Investor Relations.

We appreciate your continued commitment to Elanco and your pursuit of our vision: Food and Companionship Enriching Life.

Jeff

Important Additional Information Regarding Proxy Solicitation

The Company intends to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2024 annual meeting of shareholders (the “Proxy Statement” and such meeting the “2024 Annual Meeting”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2024 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2023 annual meeting of shareholders, filed with the SEC on April 6, 2023 (the “2023 Proxy Statement”) and available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001739104/000114036123016933/ny20006147_def14a.htm. Please refer to the sections captioned “Non-Employee Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” and “Stock Ownership Information” in the 2023 Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2023 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024. Details concerning the nominees of the Company’s Board of Directors for election at the 2024 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://investor.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements concerning future business activities and financial performance, and may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important risk factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to the following: operating in a highly competitive industry; the success of our research and development (R&D) and licensing efforts; the impact of disruptive innovations; competition from generic products; an outbreak of infectious disease carried by farm animals; risks related to the evaluation of animals; consolidation of our customers and distributors; the impact of increased or decreased sales into our distribution channels; our dependence on the success of our top products; our ability to complete acquisitions and divestitures and successfully integrate the businesses we acquire, including the proposed divestiture of our aqua business; our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements; manufacturing problems and capacity imbalances; fluctuations in inventory levels in our distribution channels; ; the impact of weather conditions, including those related to climate change, and the availability of natural resources; the effects of a human disease outbreak, epidemic, pandemic or other widespread public health concern; the loss of key personnel or highly skilled employees; adverse effects of labor disputes, strikes and/or work stoppages; the effect of our substantial indebtedness on our business; changes in interest rates; risks related to the write-down of goodwill or identifiable intangible assets; the lack of availability or significant increases in the cost of raw materials; risks related to our presence in foreign markets; risks related to currency rate fluctuations; risks related to underfunded pension plan liabilities; the potential impact that actions by activist shareholders could have on the pursuit of our business strategies; risks related to certain governance provisions in our constituent documents; actions by regulatory bodies, including as a result of their interpretation of studies on product safety; the possible slowing or cessation of acceptance and/or adoption of our farm animal sustainability initiatives; the impact of increased regulation or decreased governmental financial support related to the raising, processing or consumption of farm animals; the impact of litigation, regulatory investigations, and other legal matters, including the risk to our reputation; challenges to our intellectual property rights or our alleged violation of rights of others; misuse, off-label or counterfeiting use of our products; unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with our products.  For additional information about these and other factors that could cause actual results to differ materially from forward-looking statements, please see the Risk Factors in the company's latest Form 10-K and Form 10-Qs filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.